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                                                                   Exhibit 10.37

                              UNIVERSAL CORPORATION

               2002 STOCK OPTION AND EQUITY ACCUMULATION AGREEMENT

     THIS AGREEMENT, dated this 5/th/ day of December 2002, between Universal Corporation, a Virginia corporation (the "Company") and ______________ (the "Optionee"), is made pursuant and subject to the provisions of the Company's 2002 Executive Stock Plan, which is incorporated herein by reference, and any future amendments thereto (the "Plan"). All terms used herein that are defined in the Plan shall have the same meanings given them in the Plan.

     1. Grant of Long Term Option and Reload Options. Pursuant to the Plan, and upon action taken on December 5, 2002, by the Executive Compensation and Nominating Committee (the "Committee") of the Board of Directors of the Company effective as of December 5, 2002, the Company grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, the right and option to purchase __________ shares of Common Stock (the "Long Term Option") and the Reload Options as described in subparagraph 5E. The Long Term Option and Reload Options are non-qualified stock options. The option price of the Long Term Option shall be the Fair Market Value of Common Stock at the close of business on December 5, 2002, or $35.67 per share.

     2. Expiration Date. The expiration date of the Long Term Option and any Reload Options granted hereunder shall be December 5, 2012 (the "Expiration Date").

     3. Date Options Become Exercisable. Except as provided in subparagraph 6A, any Option granted hereunder may not be exercised until at least six (6) months after the date of grant thereof.

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     4. Eligibility to Participate. In order to participate and receive the
Options granted under this Agreement, the Optionee must sign and return a copy of this Agreement by January 31, 2003.

     5. Automatic Exercise Program.

        A. Method of Automatic Exercise. Until the Automatic Exercise Program terminates as provided in subparagraph 5G, the Optionee authorizes the Company on any Automatic Exercise Date (as hereinafter defined), including the Initial Exercise Date (as hereinafter defined), automatically to exercise the lowest price Long Term or Reload Options granted the Optionee under this Program only by means of a stock-for-stock swap using shares of Common Stock then credited to the Optionee's Account. On the Initial Exercise Date, such Options shall be automatically exercised to purchase the number of shares of Common Stock which can be purchased from shares of Common Stock credited to the Optionee's Account. With respect to subsequent Automatic Exercise Dates, the Optionee authorizes the Company to automatically exercise such Options for the amount of shares of Common Stock which can be purchased from shares of Common Stock held in the Optionee's Account received on previous Automatic Exercise Dates and shares of Common Stock, if any, contributed to the Optionee's Account pursuant to subparagraph 5D, less the number of shares sold for payment of taxes under subparagraph 5F of this Agreement. The automatic exercise shall only occur if the Fair Market Value on the Automatic Exercise Date exceeds by one percent (1%) or more the exercise price of the lowest priced Option held by the Optionee under this Program (the "Automatic Exercise Criterion"). The Optionee grants the Company or any of its officers the power of attorney to endorse and transfer the share certificates credited to the Optionee's Account in accordance with the Automatic Exercise Program.

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The power of attorney shall cease upon the termination of the Optionee's participation in the Automatic Exercise Program.

       B. Other Options Granted by Universal to the Optionee. Options granted to the Optionee under agreements other than this Agreement, the Universal Corporation 1999 Stock Option and Equity Accumulation Agreement, as amended (the "1999 Agreement"), Universal Corporation 1997 Stock Option and Equity Accumulation Agreement, as amended (the "1997 Agreement"), the Universal Corporation 1994 Stock Option and Equity Accumulation Agreement, as amended (the "1994 Agreement") or the Universal Corporation 1991 Stock Option and Equity Accumulation Agreement, as amended (the "1991 Agreement") are not eligible to be included in the Automatic Exercise Program under this Agreement, the 1999 Agreement, the 1997 Agreement, the 1994 Agreement and the 1991 Agreement.

       C. Automatic Exercise Dates; Amendment of 1999 Agreement, 1997 Agreement, 1994 Agreement and 1991 Agreement. The initial automatic exercise date under the Automatic Exercise Program for Options granted under this Agreement shall be June 5, 2003, or the first business day thereafter on which the Automatic Exercise Criterion is met (the "Initial Exercise Date"), and subsequent automatic exercise dates for such Options shall occur upon the first business day on which the New York Stock Exchange trades stock which occurs after a six month interval has elapsed since the last automatic exercise date, or the first business day thereafter on which the Automatic Exercise Criterion is met (the "Automatic Exercise Date(s)"); provided, however, that any Automatic Exercise Date for Options granted under this Agreement, the 1999 Agreement, the 1997 Agreement, the 1994 Agreement or the 1991 Agreement shall be at least six

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months after the last Automatic Exercise Date for any such Options. Subparagraph
5C of the 1999 Agreement is amended to read as follows:

          C. The initial automatic exercise date under the Automatic Exercise Program for Options granted under this Agreement shall be June 2, 2000, or the first business day thereafter on which the Automatic Exercise Criterion is met (the "Initial Exercise Date"), and subsequent automatic exercise dates for such Options shall occur upon the first business day on which the New York Stock Exchange trades stock which occurs after a six month interval has elapsed since the last such automatic exercise date, or the first business day thereafter on which the Automatic Exercise Criterion is met (the "Automatic Exercise Date(s)"); provided, however, that any Automatic Exercise Date for Options granted under this Agreement, the Universal Corporation 2002 Stock Option and Equity Accumulation Agreement, the Universal Corporation 1997 Stock Option and Equity Accumulation Agreement, the Universal Corporation 1994 Stock Option and Equity Accumulation Agreement, or the Universal Corporation 1991 Stock Option and Equity Accumulation Agreement shall be at least six months after the last Automatic Exercise Date for any such Options.

Subparagraph 5C of the 1997 Agreement is amended to read as follows:

          C. The initial automatic exercise date under the Automatic Exercise Program for Options granted under this Agreement shall be June 15, 1998, or the first business day thereafter on which the Automatic Exercise Criterion is met (the "Initial Exercise Date"), and subsequent automatic exercise dates for such Options shall occur upon the first business day on which the New York Stock Exchange trades stock which occurs after a six month interval has elapsed since the last such automatic exercise date, or the first business day thereafter on which the Automatic Exercise Criterion is met (the "Automatic Exercise Date(s)"); provided, however, that any Automatic Exercise Date for Options granted under this Agreement, the Universal Corporation 2002 Stock Option and Equity Accumulation Agreement, the Universal Corporation 1999 Stock Option and Equity Accumulation Agreement, the Universal Corporation 1994 Stock Option and Equity Accumulation Agreement, or the Universal Corporation 1991 Stock Option and Equity Accumulation Agreement shall be at least six months after the last Automatic Exercise Date for any such Options.

Subparagraph 5C of the 1994 Agreement is amended to read as follows:

          C. The initial automatic exercise date under the Automatic Exercise Program for Options granted under this Agreement shall be June 1, 1995, or the first business day thereafter on which the Automatic Exercise Criterion is met (the "Initial Exercise Date"), and subsequent automatic exercise dates for such Options

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     shall occur upon the first business day on which the New York Stock
     Exchange trades stock which occurs after a six month interval has elapsed since the last such automatic exercise date, or the first business day thereafter on which the Automatic Exercise Criterion is met (the "Automatic Exercise Date(s)"); provided, however, that any Automatic Exercise Date for Options granted under this Agreement, the Universal Corporation 2002 Stock Option and Equity Accumulation Agreement, the Universal Corporation 1999 Stock Option and Equity Accumulation Agreement, the Universal Corporation 1997 Stock Option and Equity Accumulation Agreement, or the Universal Corporation 1991 Stock Option and Equity Accumulation Agreement shall be at least six months after the last Automatic Exercise Date for any such Options.

Subparagraph 5C of the 1991 Agreement is amended to read as follows:

          C. The initial automatic exercise date under the Automatic Exercise Program shall be November 1, 1992, or the first business day thereafter on which the Automatic Exercise Criterion is met (the "Initial Exercise Date"), and subsequent automatic exercise dates shall occur upon the first business day on which the New York Stock Exchange trades stock which occurs after a six month interval has elapsed since the last automatic exercise date, or the first business day thereafter on which the Automatic Exercise Criterion is met (the "Automatic Exercise Date(s)"); provided, however, that any Automatic Exercise Date for Options granted under this Agreement, the Universal Corporation 2002 Stock Option and Equity Accumulation Agreement, the Universal Corporation 1999 Stock Option and Equity Accumulation Agreement, the Universal Corporation 1997 Stock Option and Equity Accumulation Agreement, or the Universal Corporation 1994 Stock Option and Equity Accumulation Agreement shall be at least six months after the last Automatic Exercise Date for any such Options.

          D. Method of Payment Under Automatic Exercise Program; Amendment of 1999 Agreement, 1997 Agreement, 1994 Agreement and 1991 Agreement. Other than the payment on the Initial Exercise Date from shares of Common Stock then credited to the Optionee's Account pursuant to the 1999 Agreement, the 1997 Agreement, the 1994 Agreement, the 1991 Agreement and the Universal Corporation 1997 Restricted Stock Agreement (the "1997 Restricted Stock Agreement"), payment by the Optionee under the Automatic Exercise Program shall be only from shares of Common Stock received from the previous exercise under the Program and from

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additional shares of Common Stock delivered to the Optionee's Account as provided in this subparagraph 5D.

     Prior to termination of the Automatic Exercise Program as provided in subparagraph 5G, the Committee may permit the Optionee to deliver additional shares of Common Stock to the Company for credit to the Optionee's Account for inclusion in the Program. The Committee may limit the total number of such additional shares that may be contributed by the Optionee. Such additional shares may be delivered from time-to-time during the term of the Program. However, for purposes of the Program, the delivery of shares shall be made at least six (6) months prior to the Automatic Exercise Date on which such shares shall be used for a stock swap pursuant to the Program.

          E. Reload Options. Only participants in the Automatic Exercise Program will be eligible to receive Reload Options. A Reload Option is an automatic grant of a new Option each time the Company executes an automatic stock-for-stock swap exercise. The number of shares granted in the Reload Option shall equal the number of shares exchanged in payment of the exercise price on an Automatic Exercise Date. The Reload Options will be fully vested six (6) months from the date of grant and will have a term that expires on the same date as the automatically exercised Option. The exercise price for a Reload Option shall be the Fair Market Value on the date of the Reload Option grant.

     The grant of a Reload Option shall be subject to there being sufficient shares available for such grants under the Plan, the Company's 1997 Executive Stock Plan, as amended and the Company's 1989 Executive Stock Plan, as amended. If there are not sufficient shares available to fully meet the obligation of the Automatic Exercise Program as described above, then the

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Committee will, in its sole discretion, allocate the available shares to participants. In addition, should the Committee, in its sole discretion, determine that continuing to grant Reload Options is no longer in the best interest of the Company, it may, by means of written notice to participants, cause the discontinuance of the granting of Reload Options.

       F. Payment of Taxes Under the Automatic Exercise Program. Unless at least six (6) months prior to an Automatic Exercise Date the Optionee gives written notice to the Company, directed to the attention of its Secretary, that he or she will pay the Company, on a timely basis, cash for the payment of withholding taxes on the gain realized from the exercise of an Option under the Automatic Exercise Program, the Company shall (i) withhold from the shares of Common Stock issuable to the Optionee upon such exercise only the number of whole shares of Common Stock which on such exercise date best approximates but does not exceed the minimum statutory amount of taxes required to be withheld by the Company and
(ii) immediately after such exercise deliver from the Optionee's account to the broker hereinafter designated by the Optionee, free of all restrictions, the number of whole shares of Common Stock which best approximates the amount of taxes to be withheld in excess of the minimum statutory amount required to be withheld by the Company. For purposes of the preceding sentence, the Optionee designates Legg Mason Wood Walker, Inc., Riverfront Plaza, Suite 810, 951 East Byrd Street, Richmond, Virginia 23219-4027, Account No. _________, as his or her broker and authorizes and directs the Company to deliver such shares to said broker and authorizes and directs the broker to sell the shares and remit the proceeds to the Company for the payment of withholding taxes.

       G. Termination of the Automatic Exercise Program. The Automatic Exercise Program shall terminate upon the earlier of (i) the date on which the Optionee gives written notice

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to the Company that he or she irrevocably elects to terminate participation in such Program, provided that such notice may not be given before the second business day after the Initial Exercise Date; or (ii) the date the Optionee's employment with the Company is terminated; or (iii) the failure by the Company to be in a position to grant Reload Options on any Automatic Exercise Date pursuant to subparagraph 5E in which case the Company shall promptly notify the Optionee.

       H. Restriction on Sales and Encumbrance of Shares. During the Optionee's participation in the Automatic Exercise Program, the Optionee agrees that unless otherwise permitted by the Committee in its sole discretion, (i) shares of Common Stock contributed to or received by and on behalf of the Optionee pursuant to the Program and (ii) shares of Common Stock representing the after-tax gain on each automatic exercise, rounded to the nearest whole share, shall be held in the Optionee's Account and shall not be available for sale, transfer, pledge, hypothecation or other disposition except for payment of tax obligations as provided in subparagraph 5F of this Agreement, and stock-for-stock Option exercises pursuant to paragraph 5 of this Agreement. All shares of Common Stock held in the Optionee's Account shall be owned by and registered in the name of the Optionee, and the Optionee shall have all rights of ownership with respect thereto, including voting rights and the right to receive dividends. Such shares shall be held by the Company and a legend on the stock certificate(s) shall note the restrictions. The restrictions on the shares of Common Stock held in the Optionee's Account shall lapse upon termination of the Automatic Exercise Program as provided in subparagraph 5G.

       I. Maintenance of Shares. The Company shall establish and maintain an individual account in the Optionee's name (the "Optionee's Account") to hold shares of Common Stock registered in the Optionee's name contributed to or obtained through the Automatic Exercise

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Program under this Agreement, the 1999 Agreement, the 1997 Agreement, the 1994
Agreement, the 1991 Agreement and the 1997 Restricted Stock Agreement. The Company shall deliver a written report to the Optionee on the status of the Optionee's Account following each Automatic Exercise Date. Upon termination of the Automatic Exercise Program as provided in subparagraph 5G, all shares of Common Stock held in the Optionee's Account shall be delivered to the Optionee free of all restrictions.

     6. Nonautomatic Exercises by the Optionee.

        A. Subject to Automatic Exercise Program Termination. Except for exercises under the Automatic Exercise Program as provided in paragraph 5, the Optionee shall not be able to exercise the Long Term and Reload Options until the earlier of (i) the date the Program terminates as provided in subparagraph 5G or (ii) the date one (1) year prior to the Expiration Date. On such date, such Options that have vested pursuant to paragraph 3 and that have not been previously exercised under the Automatic Exercise Program may be exercised in the manner provided in this paragraph 6. During the one (1) year period prior to the Expiration Date, such Options that have not vested pursuant to paragraph 3 and that have not been previously exercised under the Automatic Exercise Program may only be exercised in the manner provided in this paragraph 6.

        B. Nonautomatic Exercises. After termination of the Automatic Exercise Program in accordance with subparagraphs 5G(ii) or (iii), or on the date one (1) year prior to the Expiration Date, all vested and unexercised Long Term and Reload options shall continue to be exercisable by the Optionee until the earlier of the termination of the Optionee's rights hereunder pursuant to subparagraphs 6E and 6F, or the Expiration Date. A partial exercise of such Options pursuant to subparagraphs 6E or 6F shall not affect Optionee's right to exercise such Options with

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respect to the remaining shares, subject to the six month vesting period set forth in paragraph 3 and the conditions of the Plan and this Agreement. If the Optionee terminates the Automatic Exercise Program pursuant to subparagraph 5G(i), such Options may only be exercised in the manner provided in subparagraph 6H.

        C. Method of Exercising and Payment for Shares. An Option exercised pursuant to this paragraph 6 shall be exercised by written notice of the Optionee delivered to the attention of the Company's Secretary at the Company's principal office in Richmond, Virginia. The written notice shall specify the number of shares being acquired pursuant to the exercise of the Option when such Option is being exercised in part pursuant to subparagraphs 6E or 6F. The exercise date shall be the date specified in such notice or, if no date is specified, the date such notice is otherwise received by the Company. Such notice shall provide for or be accompanied by payment in full of the Option Price for each share of Common Stock being acquired pursuant to such exercise, in cash or cash equivalent acceptable to the Committee, by the surrender (by physical delivery or attestation) to the Company of mature shares of Common Stock (shares held by the Optionee for at least six months or as otherwise required by applicable laws and regulations) with a Fair Market Value at the time of exercise equal to the Option Price, or by any combination of cash or acceptable cash equivalent and Common Stock having an aggregate Fair Market Value equal to the Option Price.

        D. Cashless Exercise. To the extent permitted under the applicable laws and regulations, at the request of the Optionee, the Company agrees to cooperate in a "cashless exercise" of a Long Term or Reload Option pursuant to this paragraph 6. The cashless exercise shall be effected by the Optionee delivering to the Securities Broker instructions to exercise all or

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part of the Option, including instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

        E. Exercise During Employment. Subject to (i) the provisions of subparagraph 6F which shall apply to exercise in the event of retirement, death, disability or Committee approval, and (ii) the provisions of subparagraph 6H which shall apply to exercise in the event Optionee terminates his or her participation in the Automatic Exercise Program as provided in subparagraph 5G(i), all vested and unexercised Long Term and Reload Options may be exercised in whole or in part during Optionee's employment with the Company or an Affiliate from the date such Options are exercisable pursuant to subparagraph 6B until the earlier of the expiration of ninety (90) days from the date the Optionee's employment with the Company or an Affiliate is terminated or the Expiration Date; provided, however, that the Optionee's right to exercise the Options shall terminate immediately in the event the Optionee's employment with the Company or an Affiliate is terminated for cause as hereinafter defined or the Optionee is in violation of the provisions of paragraph 7 hereof. For purposes of the preceding sentence, the Optionee's employment shall be deemed to have been terminated for cause if the Optionee's employment is terminated as result of fraud, dishonesty or embezzlement from the Company or an Affiliate.

        F. Exercise in the Event of Retirement, Death, or Disability or Approval by the Committee. Subject to the provisions of subparagraph 6H which shall apply to exercise in the event the Optionee terminates his or her participation in the Automatic Exercise Program as provided in subparagraph 5G(i), all unexercised Long Term and Reload Options that have vested pursuant to paragraph 3 shall be exercisable in whole or in part in the event that prior to the Expiration Date
(i) the Optionee retires (early, after age 55, normal, at age 65, or delayed) or, (ii)

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the Optionee dies or becomes permanently and totally disabled (as defined in the
Disability Benefits Plan of Universal Leaf Tobacco Company, Incorporated and Domestic Subsidiaries) while employed by the Company or an Affiliate or (iii) for any reason approved by the Committee in its absolute discretion. In the event of death, such Options may be exercised by the Optionee's estate, or the person or persons to whom his or her rights under this Agreement shall pass by will or the laws of descent and distribution. Options that become exercisable pursuant to this subparagraph 6F will continue to be exercisable for the remainder of the period proceeding the Expiration Date.

        G. Exercise in the Event of Liquidation or Reorganization. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, the Optionee shall have the right immediately prior to such dissolution or liquidation, or merger or consolidation, to exercise all unexercised Long Term and Reload Options in full.

        H. Exercise in the Event the Optionee Terminates Automatic Exercise Program. In the event the Optionee irrevocably elects to terminate his or her participation in the Automatic Exercise Program as provided in subparagraph 5G(i), the Optionee may (i) exercise all, but not a part, of all unexercised Long Term and Reload Options which have vested pursuant to paragraph 3 for a period of thirty (30) days from the date the Optionee gives written notice as provided in subparagraph 5G(i), (ii) exercise unexercised Reload Options which have not vested pursuant to paragraph 3 for a period of thirty (30) days from the date each such Option vests, (iii) exercise all vested and unexercised Long Term and Reload Options in whole or in part during the one (1) year period prior to the Expiration Date, and (iv) exercise all vested and unexercised Long Term and Reload Options in whole or in part pursuant to subparagraph 6F. An exercise pursuant to

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subparagraph 6H(iii) may only be made during the Optionee's employment with the
Company or an Affiliate.

        I. Payment of Withholding Taxes. Unless the Optionee pays to the Company in cash (or provides for the payment of) the withholding taxes on the gain realized from the exercise of the Option prior to or at the time of the date of exercise, the Company shall (i) withhold from the shares of Common Stock issuable to the Optionee upon such exercise only the number of whole shares of Common Stock which on such exercise date best approximates but does not exceed the minimum statutory amount of taxes required to be withheld by the Company and
(ii) immediately after such exercise deliver to the Securities Broker, free of all restrictions, the number of whole shares of Common Stock, from the shares issued upon exercise, which best approximates the amount of taxes to be withheld in excess of the minimum statutory amount required to be withheld by the Company. The Optionee authorizes and directs the Company to deliver such shares to the Securities Broker and authorizes and directs the Securities Broker to sell the shares and remit the proceeds to the Company for the payment of withholding taxes.

     7. Optionee Covenants. The Optionee recognizes that over a period of many years the Company and its Affiliates (including any predecessors or entities from which it might have acquired goodwill) have developed, at considerable expense, relationships with customers and prospective customers which constitute a major part of the value of the goodwill of the Company and the Affiliates. During the course of his or her employment by the Company, the Optionee will have substantial contact with these customers and prospective customers. In order to protect the goodwill of the Company's and the Affiliates' businesses, the Optionee covenants and agrees that, in the event of the termination of his or her employment, whether voluntary or involuntary, he or

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she shall forfeit the Options granted under this Agreement if he or she directly or indirectly as an owner, shareholder, director, employee, partner, agent, broker, consultant or other participant, for the period during which such Options are exercisable:

               (a) calls upon or causes to be called upon, or solicits or assists in the solicitation of any person, firm, association, or corporation, listed as a customer of the Company or any Affiliate on the date of termination of the Optionee's employment, for the purpose of selling, renting or supplying any product or service competitive with the products or services of the Company or any Affiliate; or

               (b) performs or contracts to perform for a competitor of the Company or any Affiliate the same or similar services he or she performed for the Company or such Affiliate.

     Subparagraphs (a) and (b) of this paragraph 7 are separate and divisible covenants; if for any reason any one covenant is held to be invalid or unenforceable, in whole or in part, the same shall not be held to affect the validity or enforceability of the others, or of any other provision of this Agreement. The period and scope of the restrictions set forth in this paragraph 7 shall be reduced to the maximum permitted by the law actually applied to determine the validity of each subparagraph.

     8. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Optionee to a fractional share such fraction shall be disregarded.

     9. No Right to Continued Employment. This Agreement does not confer upon the Optionee any right with respect to continuance of employment by the Company or an Affiliate, nor

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shall it interfere in any way with the right of the Company or an Affiliate to terminate his or her employment at any time.

     10. Investment Representation. The Optionee agrees that unless such shares previously have been registered under the Securities Act of 1933 (i) any shares of Common Stock purchased by him or her hereunder will be purchased for investment and not with a view to distribution or resale and (ii) until such registration, certificates representing such shares may bear an appropriate legend to assure compliance with such Act. This investment representation shall terminate when such shares have been registered under the Securities Act of 1933.

     11. Administration and Interpretation. The Plan Administrator shall be the Company; however, this Agreement shall be operated under the supervision and authority of the Committee. The Committee shall have the authority to terminate the Automatic Exercise Program and the issuance of any Reload Options. Also, the Committee may issue additional Reload Options and Long Term Options under this Agreement if authorized by the Plans or any amendment thereto, or any successor plan. Any interpretation of this Agreement shall be made by the Committee. Any amendment to this Agreement must be authorized by the Committee.

     12. Change in Capital Structure. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by the Long Term and Reload Options, and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split-up or any other increase or decrease in the number of such shares effected without receipt of cash or property or labor or services by the Company.

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         Subject to any required action by the shareholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, the Long Term and Reload Options shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Options would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause such Options to terminate, provided that the Optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise such Options.

         In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

         To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

         Except as hereinbefore expressly provided in this paragraph 12, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof

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shall be made with respect to, the number or price of shares of Common Stock subject to the Options granted under this Agreement.

         The grant of the Long Term and Reload Options pursuant to this Agreement shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, except to the extent that federal law shall be deemed to apply.

         14. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

         15. Optionee Bound by Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

         16. Binding Effect. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Optionee and the successors of the Company.

         17. Nontransferability. The Long Term Option and Reload Options granted under this Agreement shall be nontransferable except by will or by the laws of descent and distribution; provided, however, that the Optionee shall be entitled, in the manner provided in paragraph 18 hereof, to designate a beneficiary to exercise his or her rights, and to receive any shares of Common Stock issuable, with respect to such Options upon the death of the Optionee. The Long Term

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Option and Reload Options may be exercised during the lifetime of the Optionee only by the Optionee or, if permitted by applicable law, the Optionee's guardian or legal representative.

         18. Designation of Beneficiary. The Optionee may designate a beneficiary by completing a beneficiary designation form approved by the Committee and delivering the completed designation form to the Human Resources Department of the Company. The person who is the Optionee's named beneficiary at the time of his or her death (herein referred to as the "Beneficiary") shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Optionee. The Optionee may from time to time revoke or change his or her Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Human Resources Department of the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Optionee's death, and in no event shall any designation be effective as of a date prior to such receipt. If the Committee is in doubt as to the right of any person to exercise the Long Term Option and Reload Options, the Company may refuse to recognize such exercise, without liability for any interest or dividends thereon, until the Committee determines the person entitled to exercise such Options, which determination shall be final and conclusive.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Optionee has affixed his or her signature hereto.

UNIVERSAL CORPORATION                       OPTIONEE


By:    ____________________________         ___________________________________
Title: ____________________________         [Name]

                              UNIVERSAL CORPORATION

                    Schedule of Grants to Executive Officers

Optionees                                               Options Awarded
---------                                               ---------------

A. B. King                                                  225,000

W. L. Taylor                                                105,000

H. H. Roper                                                 105,000

J. H. Starkey                                                67,500

G. C. Freeman                                                48,000